Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Mary A. Chaput Chief Financial Officer (615) 665-1122

        AMERICAN HEALTHWAYS TO BROADCAST FOURTH QUARTER
CONFERENCE CALL LIVE ON THE INTERNET

NASHVILLE, Tenn. (September 23, 2004) – American Healthways, Inc. (NASDAQ: AMHC) today announced it will provide an online Web simulcast and rebroadcast of its fourth quarter fiscal 2004 earnings release conference call. The Company intends to issue its fourth quarter earnings release at 4:00 p.m. ET, and the call is scheduled to begin at 5:00 p.m. ET on Thursday, October 7, 2004.

The live broadcast of American Healthways’ quarterly conference call will be available online at www.americanhealthways.com/Investors/Investors.asp, as well as www.streetevents.com and www.fulldisclosure.com. The online replay will be available at each location through October 14, 2004. A telephone replay of the call will also be available through October 14, 2004, at 719-457-0820, confirmation number 802947.

American Healthways is the nation’s leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of June 17, 2004, the Company had over 1.2 million lives under management nationwide. For more information, visit www.americanhealthways.com.

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